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                                                                    EXHIBIT 99.1

Excerpt from presentation materials given on February 14, 2001 at the SG Cowen Aerospace Conference by David L. Burner, Chairman and Chief Executive Officer of The B.F.Goodrich Company.

Part of this presentation contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward-Looking Information is Subject to Risk and Uncertainty" contained in the company's Annual Report on Form 10-K and in other filings.


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                      EXPECTED BFGOODRICH AEROSPACE GROWTH

                                          BFGoodrich        Avg. Expected
                                             Mix           2000-02 Growth
                                          ----------       --------------

Boeing OE                                       19%                 4%
Airbus OE                                       13%                11%
Regional & Business OE                           6%                15%
Military Aircraft OE                             8%                 5%
Space Payloads                                   3%                 5%
Aftermarket                                     47%                 5%
Other                                            4%                10%
                                           ---------            -------
    Expected Organic Growth                                         7%
New Products/Complementary Acq.                                   3 - 5%
                                                                -------
BFGoodrich Aerospace Total                                       10 - 12%